La Jolla Pharmaceutical Company to Present at the 2013 Orlando World MoneyShow

SAN DIEGO, CA. - (MARKETWIRE-January 17, 2013) - La Jolla Pharmaceutical Company (OTCQB: LJPC) ("La Jolla" and "Company"), a leader in the development of therapeutics that target galectin-3, announced today that George F. Tidmarsh, MD, PhD, President and Chief Executive Officer will be presenting at the 2013 Orlando World MoneyShow on January 31, 2013 at 3:00 PM eastern time. The presentation can be viewed via live webcast by registering with MoneyShow.com. The 2013 Orlando World MoneyShow runs from January 30 to February 2, 2013 at the Gaylord Palms Resort and Convention Center in Kissimmee, Florida. More information about the conference can be found at http://www.moneyshow.com.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company dedicated to the development of medical treatments that significantly improve outcomes in patients with life-threatening diseases. GCS-100, the Company's lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. For more information on the Company please visit http://www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the U.S. Securities and Exchange Commission (SEC), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100, the success and timing of future preclinical and clinical studies of this compound, and potential indications for which GCS-100 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.

President & Chief Executive Officer

La Jolla Pharmaceutical Company

Phone: (858) 207-4264

Email: GTidmarsh@ljpc.com

Or

Chester S. Zygmont, III

Director of Finance

La Jolla Pharmaceutical Company

Phone: (858) 207-4264

Email: czygmont@ljpc.com